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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  APRIL 2, 2001

                                 Date of Report
                        (Date of earliest event reported)



                          SYLVAN LEARNING SYSTEMS, INC.

               (Exact Name of Registrant as Specified in Charter)


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
         MARYLAND                            0-22844                              52-1492296
         --------                            -------                              ----------
(State or Other Jurisdiction of        (Commission File Number)         (IRS Employer Identification No.)
       Incorporation)

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                1000 LANCASTER STREET, BALTIMORE, MARYLAND 21202
               ---------------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)



       Registrant's telephone number, including area code: (410) 843-8000
                                                           --------------

                                   -1-

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ITEM 5.       OTHER EVENTS.

AMENDMENT TO RIGHTS AGREEMENT

         Effective April 2, 2001, the Board of Directors of Sylvan Learning Systems, Inc. ("Sylvan") amended Sylvan's Amended and Restated Rights Agreement dated December 18, 1999 (the "Plan"). The Plan is designed to protect the long-term interests of Sylvan and its stockholders in the event of an unsolicited takeover attempt by, among other things, encouraging potential acquirors of Sylvan to negotiate with the Board of Directors so as to enhance the Board's ability to achieve the best possible value for all Sylvan stockholders. The amendment removes all "future director" approval requirements from the Plan. The "future director" provision would have limited the ability of newly elected directors to amend or redeem the Plan for a period of 180 days after their election. Although expressly permitted by Maryland law, the Board believes that the removal of this provision from the Plan is appropriate.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) EXHIBITS.
            --------

            4.1 Amendment to Rights Agreement dated as of March 30, 2001 between Sylvan and First Union National Bank.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SYLVAN LEARNING SYSTEMS, INC.



Date: April 24, 2001                           By: /s/ ROBERT W. ZENTZ
                                                   -----------------------------
                                               Name: Robert W. Zentz
                                               Title: Senior Vice President


                                      -2-


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                                  EXHIBIT INDEX


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EXHIBIT NUMBER             DESCRIPTION
--------------             ------------
4.1                        Amendment to Rights Agreement dated as of March 30, 2001 between Sylvan and
                           First Union National Bank.



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